THE SECURITIES DESCRIBED IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE OFFERED IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED BY RULE 504 PROMULGATED UNDER REGULATION D OF THE 1933 ACT, AND EXEMPTIONS UNDER APPLICABLE STATE LAWS. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY AND FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAVE SUCH AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
 THESE SECURITIES ARE SPECULATIVE, AND AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

                              SUBSCRIPTION AGREEMENT

This Subscription Agreement is made by and between Lakota
Technologies, Inc., a Colorado corporation (the "Company") and HLKT Holdings, LLC (the "Investor").

The parties hereto agree as follows:

                                     Article 1
                                 The Securities

Section 1.01. The Securities. The securities offered hereby shall consist of that certain Lakota Technologies, Inc. 3%
Convertible Debenture Due August 27, 2000 (the "Debenture"), with a principal face amount of $23,500.

Section 1.02.  Purchase Price.  The purchase price ("Purchase
Price") to be paid for the Debenture shall be the sum of Twenty
Three Thousand Five Hundred Dollars ($23,500).

Section 1.03. Closing Date. The purchase and sale of the Debenture (hereinafter referred to as the "Closing") shall take place at The Law Offices of M. Richard Cutler, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660 on or before August 31, 1999, or at such other time and location as the Investor and the Company shall agree.

Section 1.04.  Delivery.  On or before the Closing, the
Investor shall deliver the Purchase Price to the Company and the Company shall deliver to the Investor the Debenture as set forth herein.

Section 1.05. Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement and the transactions contemplated hereby, including without limitation, the cost of any required filings under the Act, the Exchange Act or any "blue sky" laws, rules and regulations.

                                     Article II
                           Representations and Warranties

Section 2.01. Investor Representations and Warranties. The undersigned Investor hereby makes each and every one of the representations and warranties set forth below:

(a) Investor has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Investor.

(b) Investor is an "Accredited Investor" as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

(c) Investor has the financial ability to bear the economic risk of Investor's investment, can afford to sustain a complete loss of such investment, has adequate means of providing for Investor's current needs and personal contingencies and has no need for liquidity in Investor's Investment in the Company.

(d) Investor will acquire the Debenture for Investor's own account (or for the joint account of Investor and Investor's spouse either in joint tenancy, tenancy by the entirety or tenancy in common) for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and Investor has no present intention of distributing or selling to others any of such interest or granting any participation therein, other than pursuant to an effective registration statement under the Act.

(e) Investor has been given the opportunity to ask questions of and to receive answers from persons acting on the Company's behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense. As a result, the Investor is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations and financial condition of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of the investment in the Debenture.

(f) The funds provided for the Investor's purchase are either separate property, community property over which the signatory(ies) hereto has or have the right of control or are otherwise funds as to which the undersigned has the sole right of management.

(g) Investor is not an associated person or affiliate of any member firm of the National Association of Securities Dealers, Inc.

(h) Investor is a resident of the State of Colorado, and was not solicited by the Company or its agents with respect to the Investment.

                                   Article III
                                    Notices

Section 3.01. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses of record for the parties.

                                     Article IV
                                   Miscellaneous

Section 4.01.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OF CONFLICTS OF LAW.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) This Agreement represents the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior to contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing signed by the party against whom the modification or waiver is sought to be enforced.

(d) The warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(e) The captions and headings contained herein are solely for convenience of reference and do not constitute a part of this Agreement.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and as of the 27th day of August, 1999.


"Company"                                   "Investor"


Lakota Technologies, Inc.                   HLKT Holdings, LLC


By: /s/Ken Honeyman                         By:/s/Unknown
Its:   President                            Its: